EXHIBIT 4.21

SECOND AMENDMENT dated as of July 8, 2003 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 29, 2001, as heretofore amended by the Amendment and Waiver dated as of November 25, 2002 (the “Credit Agreement”), among AMERISOURCEBERGEN CORPORATION (the “Borrower”); the LENDERS from time to time party thereto; JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), as an Issuing Bank and as Swingline Lender and to the SECURITY AGREEMENT referred to therein.

The Borrower and certain of its subsidiaries propose to enter into a new Securitization (capitalized terms used and not otherwise defined herein having the meanings assigned to them in the Credit Agreement), and in that connection have requested that the Credit Agreement and the Security Agreement be amended as set forth herein. The undersigned Lenders are willing so to amend the Credit Agreement and the Security Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment of Credit Agreement and Security Agreement. (a) Article I of the Credit Agreement is hereby amended by inserting the following new definitions therein in its proper alphabetical order:

“Second Amendment Date” means July 8, 2003.

“2003 Securitization” means the receivables Securitization provided for in (a) the Receivables Sale Agreement to be dated as of a date on or about July 10, 2003, between AmerisourceBergen Drug Corporation, as originator, and Amerisource Receivables Financial Corporation, as buyer, and (b) the Receivables Purchase Agreement to be dated as of a date on or about July 10, 2003, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as initial servicer, various purchaser groups and Wachovia Bank National Association, as administrator, each in substantially the form delivered to the Administrative Agent prior to the Second Amendment Date.

(b) The parenthetical in clause (b)(ii) of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Credit Agreement is amended by inserting “or (c)” immediately after the words “referred to in clause (b)”. The Collateral Agent is hereby authorized to enter into (i) amendments to the Pledge Agreement subjecting the capital stock of any Securitization Entity, and any subordinated note issued by any Securitization Entity to the Borrower or another Subsidiary as part of any Securitization, to the lien of the Pledge Agreement and (ii) an agreement with any of the parties to any Securitization under which it will agree not to exercise rights or remedies with respect to the collateral referred to in the preceding clause (i) while the related Securitization remains in effect.

(c) The proviso in the definition of “Leverage Ratio” in Section 1.01 of the Credit Agreement is amended to read as follows:

“provided that for purposes of determining the Leverage Ratio at any time, the outstanding amount of the Revolving Loans and all other revolving Indebtedness, and the Financed Amount of all Securitizations, included in Total Indebtedness shall be deemed to equal the average outstanding amount of the Revolving Loans and other revolving Indebtedness, and the average Financed Amount of all Securitizations, in each case on the last day of each of the four most recently ended fiscal quarters, net of Permitted Investments not to exceed $50,000,000 on the last day of each such quarter”

(d) The second proviso in clause (a)(viii) of Section 6.01 of the Credit Agreement is amended to read as follows:

“provided further that, in the event such Indebtedness shall contain any (i) financial covenants, (ii) change of control provisions or (iii) event of default, termination event, amortization event or similar thresholds with respect to cross-defaults or analogous events, non-payment of judgments or ERISA liabilities, in each case more restrictive than those contained in this Agreement, such financial covenants, change of control provisions or thresholds, for so long as they shall remain in effect, shall be deemed to be incorporated by reference, mutatis mutandis, into this Agreement”

(e) Clause (i) of the first proviso in Section 6.10 of the Credit Agreement is amended by inserting after “Section 6.01” the words “, in each case”, and by inserting after the words “modified in accordance herewith” the words “or relating to the 2003 Securitization as initially in effect or as modified in accordance herewith”.

(f) Section 6.11 of the Credit Agreement is amended (i) by inserting immediately after the words “on the date hereof” in clause (b) of such Section the words “or to the 2003 Securitization”, and (ii) by inserting at the end of such Section the following new sentence:

“Nothing in this Section will be deemed to prohibit the termination, at the time the 2003 Securitization becomes effective, of any other Securitization that is replaced by the 2003 Securitization.”

(g) The following new sentence is inserted at the end of Section 6.14 of the Credit Agreement:

“For purposes of this Section, the “net proceeds” of issuances of Equity Interests by the Borrower will be deemed to include the book value of any assets acquired for consideration consisting of Equity Interests, determined as of the time of such acquisition, but excluding any portion of such book value attributable to Intangible Assets (as such term is defined in the definition of Consolidated Tangible Net Worth in Section 1.01).”

(h) The definition of the term “Collateral” contained in the Security Agreement is amended by deleting therefrom clauses (vi) and (vii) and inserting in their place the following:

“and (vi) the “Receivables” of AmerisourceBergen Drug Corporation and its subsidiaries sold, transferred or contributed to Amerisource Receivables Financial Corporation under (and as defined in) the Receivables Purchase Agreement referred to in the definition of “2003 Securitization” in Section 1.01 of the Credit Agreement (the “Receivables Purchase Agreement”), the “Related Security” (as defined in the Receivables Purchase Agreement) with respect to such “Receivables” and all “Collections” (as defined in the Receivables Purchase Agreement) and other proceeds in respect of the foregoing”

It is the intent of the parties hereto that, as a consequence of the foregoing amendment to the Security Agreement, the “Receivables”, the “Related Security” and all “Collections” and other proceeds in respect of the foregoing sold, transferred or contributed to Amerisource Receivables Financial Corporation pursuant to the 2003 Securitization will be released, at the time the foregoing are so sold, transferred or contributed, from the Lien of the Security Agreement.

SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Lenders as of the date hereof that:

(a) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as if made on the Effective Date (as defined in Section 3), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

(b) At the time of and after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) at such time as each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Required Lenders and the Administrative Agent either (i) counterparts of this Amendment signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature pages of this Amendment) that such parties have signed counterparts of this Amendment.

(b) The Administrative Agent (or its counsel) shall have received a copy of the Receivables Sale Agreement and the Receivables Purchase Agreement referred to above in the definition of “2003 Securitization”, as executed, certified by the President, a Vice President or a Financial Officer of the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders in writing of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or an amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a “Loan Document” under the Credit Agreement.

SECTION 5. Expenses. The Borrower hereby agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

AMERISOURCEBERGEN CORPORATION,

by
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

ASD SPECIALTY HEALTHCARE, INC.,
AMERISOURCEBERGEN SERVICES CORPORATION,
AMERISOURCEBERGEN DRUG CORPORATION,
AMERISOURCE HEALTH SERVICES CORPORATION,
AUTOMED TECHNOLOGIES, INC.,
HEALTH SERVICES CAPITAL CORPORATION,
JAMES BRUDNICK COMPANY, INC.,

by
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

AMERISOURCE HERITAGE CORPORATION,

by
	Name:	Daniel T. Hirst
	Title:	Vice President

PHARMACY HEALTHCARE SOLUTIONS, LTD.,
By VALUE APOTHECARIES, INC., its General Partner,

by
	Name:	William D. Sprague
	Title:	Vice President

ALLIANCE HEALTH SERVICES, INC.,
BBC PACKING CORPORATION,
BROWNSTONE PHARMACY, INC.,
DUNNINGTON DRUG, INC.,
DUNNINGTON RX SERVICES OF RHODE ISLAND, INC.,
ION, LLC,
PHARMACY CORPORATION OF AMERICA-MASSACHUSETTS, INC.,
PHARMACY CORPORATION OF AMERICA,
PHARMERICA DRUG SYSTEMS, INC.,
PHARMERICA, INC.,
RIGHTPAK, INC.,
TMESYS, INC.,

by
	Name:	William D. Sprague
	Title:	Vice President

JPMORGAN CHASE BANK, individually, and as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,

by
	Name:	Dawn Lee Lum
	Title:	Vice President

SIGNATURE PAGE to

SECOND AMENDMENT dated as of July 8, 2003, to

AMERISOURCEBERGEN CORPORATION CREDIT

AGREEMENT

The undersigned institution hereby approves the Second Amendment to the Credit Agreement:

Name of Institution:

by
Name:
Title: